POWER OF ATTORNEY

for Forms ID, 3, 4 and 5

pursuant to Section 16 of the Securities and Exchange Act of 1934

 KNOW ALL MEN BY THESE PRESENTS, that I hereby

 constitute and appoint Teresa A. Beaufait, as my true

 and lawful attorney-in-fact and agent, with full power

 of substitution and resubstitution, for me and in my name,

 place, and stead as a director, officer or beneficial

 owner of more than 10% of the common stock of

 SITEL Corporation, to sign and file (whether electronically or in paper copy) on my behalf, pursuant to Section 16 of

 the Securities Exchange Act of 1934, as amended, and

 the regulations thereunder, any and all Forms ID, 3, 4 and 5,

 and any amendment thereto, with the United States

 Securities and Exchange Commission, relating to my

status as a director, officer or beneficial owner of common

stock of SITEL Corporation, granting unto such attorney-in-fact and agent full power and authority to do and perform each

 and every act and thing requisite and necessary with respect to such Forms ID, 3, 4 and 5 as fully to all intents and purposes as I might or could do in person, hereby ratifying and

 confirming all that any such attorney-in-fact and agent,

 or her substitute or substitutes, lawfully may do or cause

 to be done by virtue of this power of attorney.  This power of attorney shall remain in full force and effect until

 the undersigned is no longer required to file Forms ID,

3, 4 and 5 with respect to the undersigned's holdings

 of and transactions in securities issued by SITEL Corporation,

 unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

 Dated:   December 15, 2003.

Kelvin C. Berens Trust dated 09/23/1991

S/           Kelvin C. Berens, Trustee